Exhibit 99.1

China Logistics Group Sees Improving Outlook for Its Logistics Operations in China for 2013
Management Sees Full Year 2013 Revenue Increasing to $30 Million

SHANGHAI, CHINA--(01/08/2013) - China Logistics Group, Inc. (OTC QB: CHLO), an international freight forwarder and logistics management company, announced today that the Company’s outlook for its logistics operations in China for 2013 is improving.

Over the past two years the logistics and freight forwarding industry in China has suffered from both a weakness in global demand as a result of the European debt crisis as well as a significant slowdown in the domestic economy.  During this time China Logistics Group has worked to diversify its client base and expand the scope of its services which includes receipt of goods, warehousing, transporting shipments, consolidation of freight, customs declaration, inspection declaration, multimodal transport, and combined large-scale logistics.

Recent reports with regard to the Chinese economy are pointing toward an economic recovery beginning in 2013.  Additionally, while there is still an overcapacity issue in the overseas shipping industry, the amount of container tonnage moving through major Chinese ports is rising and forecast to rise further in 2013.  Management believes China Logistics Group is well positioned to take advantage of these trends as the services it offers help companies reduce their overall transportation costs.  As a result management believes overall revenue for the company will reach $30 million for the full year of 2013.

Danny Chen, Chairman and CEO of China Logistics Group comments, “China has become a key driver of the global economy and an improving domestic outlook coupled continued recovery in the United States and parts of Europe should lead to a significant increase in overall shipping tonnage.  We believe that our wide variety of services designed to help companies better manage their logistics place us in a strong position to benefit from the current economic trends in 2013 and beyond.”

About China Logistics Group, Inc.

China Logistics Group, Inc. (OTCQB: CHLO) is a U.S. company doing business in China through its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (Shandong Jiajia). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. For more information please visit http://www.chinalogisticsinc.com.

Safe Harbor Statement

China Logistics Group, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding demand for overseas shipping our services,  revenues, our ability to reduce our client’s transportation costs. and other risk factors impacting our company, some of which may be beyond our control.  We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Contact:

Dore Perler
U.S. Representative
954-232-5363
dore@pearlgroupadvisors.com